SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 9, 2014

 MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2014, Macquarie Infrastructure Company LLC (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (collectively, the “Equity Underwriters”), relating to the offer, issuance and sale by the Company of 10,000,000 limited liability company interests ( “LLC interests”) of the Company plus up to an additional 1,500,000 LLC interests if the Equity Underwriters exercise their option to purchase additional LLC interests (collectively, the “Shares”), in an underwritten public offering (the “Equity Offering”). The Shares were registered under a registration statement (No. 333-187794) on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 8, 2013, as amended by Amendment No. 1 to Form S-3, filed with the Commission on July 7, 2014 (the “Shelf Registration Statement”). The public offering price of the Shares is $66.50 per share.

In addition, on July 9, 2014, the Company entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (collectively, the “Convertible Notes Underwriters”), relating to the offer, issuance and sale by the Company of $305,000,000 aggregate principal amount of the Company’s 2.875% Convertible Senior Notes due 2019 plus up to an additional $45,000,000 aggregate principal amount of notes if the Convertible Notes Underwriters exercise their option to purchase additional notes (collectively, the “Convertible Notes”), in an underwritten public offering (the “Convertible Notes Offering”). The Convertible Notes were registered under the Shelf Registration Statement.

In the ordinary course of business, certain of the Equity Underwriters and the Convertible Notes Underwriters and their related entities have provided, and may in the future provide, investment banking and commercial banking or other financial services to the Company for which they have received, and may in the future receive, customary compensation and expense reimbursement. Barclays Capital Inc., an underwriter in the Equity Offering and the Convertible Notes Offering, is acting as financial advisor to the Company in connection with the Company’s acquisition of the remaining equity interest in International Matex Tank Terminals not owned by it (the “IMTT Acquisition”). Affiliates of certain of the underwriters are acting as lenders in connection with the Company’s new senior secured revolving credit facility. Macquarie Capital (USA) Inc., an underwriter in the Equity Offering and the Convertible Notes Offering and a lender under the senior secured revolving credit facility, is an affiliate of our Manager, Macquarie Infrastructure Management (USA) Inc.

The Company expects that each of the Equity Offering and the Convertible Notes Offering will be completed on or about July 15, 2014, subject to customary closing conditions. The consummation of the Equity Offering and the Convertible Notes Offering are not conditioned on each other.

The foregoing descriptions of the Equity Underwriting Agreement and the Convertible Notes Underwriting Agreement do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Equity Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and the full text of the Convertible Notes Underwriting Agreement, which is filed as Exhibit 1.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of July 9, 2014, among Macquarie Infrastructure Company LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated as of July 9, 2014, among Macquarie Infrastructure Company LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein.

5.1	Opinion of White & Case LLP regarding the legality of the Shares and Convertible Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  July 10, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of July 9, 2014, among Macquarie Infrastructure Company LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated as of July 9, 2014, among Macquarie Infrastructure Company LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein.

5.1	Opinion of White & Case LLP regarding the legality of the Shares and Convertible Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).